SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [x]
Bulldog Investors, LLC
Attn: Phillip Goldstein
250 Pehle Avenue, Suite 708
Saddle Brook, NJ 07663
Phone: 201 881-7100
Fax: 201 556-0097

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials [x]
Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-
12

The Swiss Helvetia Fund
(Name of Registrant as Specified in Its Charter)

Bulldog Investors, LLC
Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
and 0-11.

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Fee paid previously with preliminary materials [].

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        WHAT THE SWISS HELVETIA FUND BOARD OF DIRECTORS DOES
                     NOT WANT YOU TO KNOW

Here is how the Board of Directors of The Swiss Helvetia Fund (SWZ) is trying to trick you into voting for proposals you may oppose.

Some years ago, the Board adopted two very shareholder-unfriendly By-laws. One By-law bars almost every shareholder of SWZ from serving as a director. As Institutional Shareholder Services, the leading proxy advisory service concluded, this By-Law "impede[s the ability of shareholders] to effect change at the board level." The other By-Law requires an almost insurmountable vote - 75% of the outstanding shares - to amend the By-laws. ISS said that this By-Law "represents a diminution of shareholders' rights and a material governance failure."

The Board knows that these By-laws are unpopular and that shareholders would almost surely vote to rescind them. So, the Board and its lawyers concocted a scheme to avoid that. Here is what they did. They printed a proxy card that does not include the proposals that will be presented at the annual meeting to discontinue these By-laws. Then, buried in fine print, they say that if you give them your proxy card, they will use it to vote to keep these offensive By-laws in effect. In other words, you will have no choice if you return the Board's proxy card because you will automatically be voting in favor of these By-Laws - even if you want to rescind them. We think that is unfair and unethical.

                              DON'T BE FOOLED

IF YOU WANT TO GET RID OF THESE ANTI-SHAREHOLDER BY-LAWS (EVEN IF YOU HAVE ALREADY RETURNED MANAGEMENT'S PROXY CARD), YOU MUST VOTE OUR GREEN PROXY CARD IMMEDIATELY! IF YOUR SHARES ARE HELD BY A BANK OR BROKER, YOU MAY VOTE ONLINE AT WWW.PROXYVOTE.COM OR BY TELEPHONE AT 1-800-454-8683.

IF YOU HAVE ANY QUESTIONS ABOUT HOW TO VOTE YOUR PROXY, PLEASE CALL INVESTORCOM AT 1-877-972-0090.

							Very truly yours,

							/S/ Phillip Goldstein

							Phillip Goldstein
							Principal
					                Bulldog Investors, LLC